UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (date of earliest event reported)
November 25, 2008

INFORMATICA CORPORATION
(Exact name of Registrant as specified in its charter)

State of Delaware (State or other jurisdiction of incorporation or organization)	0-25871 (Commission File Number)	77-0333710 (I.R.S. Employer Identification Number)
100 Cardinal Way
Redwood City, California 94063
(Address of principal executive offices)
(650) 385-5000
(Registrant’s telephone number, including area code)
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers
SIGNATURES

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.
Appointment of New Director
On November 25, 2008, the Board of Directors of Informatica Corporation appointed Gerald Held to the Board of Directors as a Class I director, effective November 28, 2008. Mr. Held will serve on the Board’s Compensation Committee and Strategy Committee.
Mr. Held will participate in the non-employee director compensation arrangements described in Informatica’s 2008 proxy statement. Under the terms of those arrangements, Mr. Held will receive, among other things, annual compensation of $35,000 for serving on the Board, an additional $10,000 for serving on the Compensation Committee and an additional $5,000 for serving on the Strategy Committee, and an initial option to purchase 60,000 shares of Informatica’s common stock. The initial option vests as to one-third of the shares on the first anniversary of the grant date, with the remaining shares vesting in equal monthly installments thereafter. In addition, Mr. Held has executed Informatica’s standard form of indemnification agreement.
Update on Previously Announced Executive Officer Resignation
On November 25, 2008, Girish Pancha, Informatica’s Executive Vice President and General Manager, Data Integration, informed Informatica that he will no longer be retiring from his position as of the end of 2008.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Date: December 2, 2008		INFORMATICA CORPORATION
	By:	/s/ Earl E. Fry
Earl E. Fry
Chief Financial Officer, Executive Vice President and Secretary